Exhibit 10.12

PROMISSORY NOTE

$5,000.00	April 17, 2007
Bronxville, New York

1.

FOR VALUE RECEIVED, the undersigned, American Home Food Products, Inc., residing at 42 Forest Lane, Bronxville, New York 10708 (the “Maker”), promises to pay to the order of The Barrister Group, a New York corporation with its principal place of business located at 42 Forest Lane, Bronxville, New York 10708 (“Holder”), the principal sum of Five Thousand and 00/100 Dollars ($5,000.00).

2.

The unpaid principal balance of this Promissory Note (“Note”) shall bear interest at the rate of ten percent (10%) per annum. The entire unpaid principal balance of this Note, together with the balance of interest due hereon, shall be due and payable on October 17, 2007.

3.	The principal balance of this Note, together with all accrued and unpaid interest thereon, may be prepaid in whole or in part at any time without penalty or premium.

4.

Maker agrees that upon the occurrence of any one of the following events, this Note (including the entire unpaid principal balance and accrued interest) shall at once become due and payable without further notice, presentment, or demand of payment: (A) the commencement by or against Maker of any proceeding, suit or action for bankruptcy, reorganization, or liquidation; (B) filing by or again Maker of a petition under any of the provisions of the existing bankruptcy laws, assignment for the benefit of creditors or other types of insolvency laws; (C) application for, or appointment of, a receiver for Maker or his property; or (D) appointment of a committee of creditors or liquidating agent for Maker.

5.

If any provision of this Note, or portion thereof, or the application thereof to any person or circumstances is declared to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Note, or the application of remaining provisions or portion thereof, shall not be affected thereby and the remaining provisions of this Note shall be valid and enforceable to the fullest extent permitted by law.

6.

The rights and remedies of the holder as provided herein shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of the holder hereof, and may be exercised as often as an occasion therefore shall occur, and the failure to exercise any such right or remedy shall in no event by construed as a waiver or release of the same.

7.

In the event the indebtedness evidenced hereby is not paid upon maturity (by acceleration or otherwise) and the same is collected by or through an attorney-at-law, costs of suit shall be added to and collected as part of the indebtedness.

8.

Maker waives presentment for payment, protest and notice of dishonor and/or notice of nonpayment and expressly agrees to remain and continue to be bound, subject to the provisions set forth herein for the payment of principal and other sums provided for the terms of this Noted, notwithstanding any extension or extensions of time of or for the payment of said principal or other sum. Maker waives all and every kind of notice of such extension or extensions, change or changes, and agrees that the same may be made without notice to Maker.

9.

This Note may be assigned, in whole or in part, by the Holder to any entity controlled by the Holder and may be enforced by such assignee in accordance with its terms. The rights, obligations and duties of the Maker hereunder shall not be assigned or delegated.

10.	This Note shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, Maker has caused this Note to be executed on this 17th day of April, 2007.

WITNESS:	AMERICAN HOME FOOD PRODUCTS, INC.

By:

Daniel W. Dowe, President

STATE OF NEW YORK )
) ss.:
COUNTY OF WESTCHESTER )

          On April 17, 2007, before me, personally appeared Daniel W. Dowe personally known to me or who proved to me on the basis of satisfactory evidence that he is the individual described in and who executed this document and acknowledged to me that he executed same.

Notary Public